Exhibit 99.1
AgileThought Reports First Quarter 2022 Financial Results

Robust Revenue and Gross Margin growth

Irving, Texas (May 12, 2022) — AgileThought, Inc. (“AgileThought” or the “Company”) (NASDAQ: AGIL), a global provider of digital transformation services, custom software development, and next generation technologies, today reported results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights and Results:
•Revenue increased 19% year-over-year to $44.2 million from $37.2 million in Q1 2021 and increased 5.0% from $42.1 million in Q4 2021
•Gross margin of 31.3% increased 175 bps from 29.5% in Q1 2021, and 156 bps from 29.7% in Q4 2021
•9 new clients added during the quarter
•Record $64.4 million of Total Contract Value, or TCV
•1.4x Book to Bill ratio in Q1 2022 (TCV/Revenue)

“AgileThought delivered strong sequential and year-over-year revenue growth, improving margins, and an acceleration in TCV in the first quarter of 2022, which we believe demonstrates we are on track to achieve our growth goals. Our sequential revenue growth of 5% over the fourth quarter of 2021 marked our fifth consecutive quarter of organic revenue growth. Moreover, our year-over-year revenue growth of 19% in the first quarter of 2022 aligns well with our long-term target of at least 20% year-over-year organic growth” commented AgileThought Chief Executive Officer Manuel Senderos. “Importantly, our signed TCV, reached a record of $64.4 million, supporting our expectations that we will continue to achieve our organic revenue growth goals in the coming quarters.

“In addition to strong revenue growth, gross margin expansion is a cornerstone of our financial goals. Our gross margin in Q1 2022 reached 31.3%, an increase from 29.5% in Q1 2021 and 29.7% in Q4 2021. While our gross margin may fluctuate quarter to quarter based on our investments in the business, hiring ahead of customer and project demand, salary and benefits timeline, we believe the Q1 2022 results demonstrate that our gross margin expansion efforts are paying dividends.

“We continue to invest aggressively in building our talent infrastructure, and continue to make progress in our recruiting throughput and onboarding of new talent. With the addition of key delivery executive talent in the past year along with several talent retention initiatives, we anticipate strong growth in our billable resources” concluded Mr. Senderos.

Leadership Update

On May 2, 2022, AgileThought announced that Amit Singh had been appointed as the Company’s Chief Financial Officer. Mr. Singh brings deep knowledge of the IT Services industry, and broad financial, advisory, and operational experience spanning over 15 years, most recently as Head of Finance, U.S. and Global Head of Investor Relations at Globant S.A.

Second Quarter and Full Year 2022 Outlook

The table below summarizes AgileThought’s financial outlook for the second quarter and full year of 2022.

•Revenues for the second quarter 2022 of at least $45.5 million
•Revenues for the full year 2022 of at least $184.1 million, implying at least 16% year over year growth
•Gross margin for the full year 2022 in 31% to 32% range

Conference Call and Webcast Information

AgileThought will host its first quarter 2022 Earnings Conference Call on Thursday May 12, 2022, at 4:30 PM Eastern Time. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The first quarter 2022 Earnings Conference Call will be webcast live and via telephone. Those wishing to participate via webcast should access the call through the Company’s Investor Relations website at https://ir.agilethought.com/. Those wishing to participate via telephone may dial in at 1-866-777-2509 (domestic) or 1-412-317-5413 (international). The conference call replay will be available via webcast through the Company’s Investor Relations website.

A webcast replay of the call will be available approximately one hour after the end of the call through August 12, 2022. The webcast replay can be access via the above links or by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 2103388. The telephonic replay will be available until May 26, 2022.

About AgileThought, Inc.
AgileThought is a pure play leading provider of agile-first software at scale, end-to-end digital transformation and consulting services to Fortune 1000 customers with diversity across end-markets and industry verticals. For over 20 years, Fortune 1000 companies have trusted AgileThought to solve their digital challenges and optimize mission-critical systems to drive business value. AgileThought’s solution architects, developers, data scientists, engineers, transformation consultants, automation specialists, and other experts located across the United States and across Latin America deliver next-generation software solutions that accelerate the transition to digital platforms across business processes. For more information, visit https://agilethought.com/.
Forward-Looking Statements

This press release includes financial guidance and other “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. AgileThought’s actual results may differ from the expectations, estimates, projections and other information included in these forward-looking statements, and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AgileThought’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: AgileThought’s financial and business performance; AgileThought’s ability to repay and/or continue to service its indebtedness; AgileThought’s future capital requirements and sources and uses of cash; AgileThought’s ability to obtain funding for future operations; AgileThought’s business, expansion plans and opportunities; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; AgileThought’s ability to develop, maintain and expand client relationships, including relationships with our largest clients; changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; AgileThought’s ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably; costs related to the business combination; AgileThought’s ability to successfully identify and integrate any future acquisitions; AgileThought’s ability to attract and retain highly skilled information technology professionals; AgileThought’s ability to maintain favorable pricing, utilization rates and productivity levels for our information technology professionals and their services; AgileThought’s ability to innovate successfully and maintain our relationships with key vendors; AgileThought’s ability to provide our services without security breaches and comply with changing regulatory, legislative and industry standard developments regarding privacy and data security matters; AgileThought’s ability to operate effectively in multiple jurisdictions in Latin America and in the United States in the different business, market, financial, political, legal and regulatory conditions in the different markets; developments and projections relating to our competitors and industry; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended; changes in applicable laws or regulations; the outcome of any known and unknown litigation or legal proceedings and regulatory proceedings involving us; AgileThought’s ability to maintain the listing of our securities; and other risks and uncertainties indicated in AgileThought’s filings with the SEC. There may be additional risks that could cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AgileThought’s expectations, plans or forecasts of future events and views only as of the date of this press release. AgileThought anticipates that subsequent events and developments will cause its assessments to change. However, while AgileThought may elect to update these forward-looking statements at some point in the future, AgileThought specifically disclaims any responsibility to do so.

Investor Contact
Chris Desautelle
(888) 257-3001
investorrelations@agilethought.com

Key Business Metrics
We regularly monitor several financial and operating metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. Our key non-GAAP and business metrics may be calculated in a different manner than similarly titled metrics used by other companies.

	Three Months Ended March 31,
	2022	2021
Gross Margin(1)	31.3%	29.5%
Adjusted EBITDA (in thousands)(2)	$1,053	$1,927
Number of large active clients (at or above $1.0 million of revenue in prior 12-month period) as of end of period (3)	29	27
Revenue concentration with top 10 clients as of end of period(4)	61.5%	68.6%
____________
(1)Calculated as net revenues for the period minus cost of revenue for the period, divided by net revenues.
(2)Refer to the Non-GAAP Measure section below for a definition of Adjusted EBITDA and a reconciliation to the nearest GAAP metric.
(3)Defined as the number of active clients from whom we generated more than $1.0 million of revenue in the prior 12-month period. For comparability purposes, we include the clients of the acquired businesses that meet these criteria to properly evaluate total client spending evolution.
(4)Defined as the percent of our total revenue derived from our ten largest active clients.

AgileThought, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands USD)	2022	2021
Net revenues	$44,224	$37,213
Cost of revenue	30,400	26,231
Gross profit	13,824	10,982

Operating expenses:
Selling, general and administrative expenses	12,619	8,768
Depreciation and amortization	1,754	1,774
Change in fair value of embedded derivative liabilities	—	(1,410)
Change in fair value of warrant liability	478	—
Loss on debt extinguishment	7,136	—
Equity-based compensation expense	518	12
Restructuring expenses	753	10
Other operating expenses, net	621	635
Total operating expense	23,879	9,789
(Loss) income from operations	(10,055)	1,193

Interest expense	(3,313)	(4,328)
Other income (expense)	7,321	(1,308)
Loss before income tax	(6,047)	(4,443)

Income tax expense (benefit)	251	(608)
Net loss	(6,298)	(3,835)

Net income attributable to noncontrolling interests	49	30
Net loss attributable to the Company	$(6,347)	$(3,865)

Selected Balance Sheet Data

(in thousands USD)	March 31, 2022	December 31, 2021
Cash, cash equivalents and restricted cash	$2,713	$8,640
Total assets	220,503	221,310
Total debt	57,655	57,112
Total liabilities	131,290	126,662
Total stockholders' equity attributable to the Company	89,266	94,747

Selected Cash Flow Data

	Three Months Ended March 31,
(in thousands USD)	2022	2021
Net cash used in operating activities	$(5,111)	$(4,400)
Net cash used in investing activities	(83)	(229)
Net cash used in financing activities	(669)	(2,004)

Selected Segment Data

	Three Months Ended March 31,
Revenue by Geography (in thousands)	2022	2021
United States	$28,998	$24,520
Latin America	15,226	12,693
Total	$44,224	$37,213

	As of March 31,		As of December 31,
Employees by Geography	2022	2021	2021
United States	310	382	355
Latin America	2,320	1,941	2,315
Total	2,630	2,323	2,670

Non-GAAP Measures
Management uses certain non-GAAP financial measures, and reconciliations to those measures, to evaluate our core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and to make performance-based compensation decisions for key personnel. The measures exclude certain expenses that are required under U.S. GAAP. We exclude certain non-cash expenses and certain items that are not part of our core operations.
Management believes these supplemental performance measurements are useful in evaluating operating performance, as they are similar to measures reported by our public industry peers and those regularly used by security analysts, investors and other interested parties in analyzing operating performance and prospects. The non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of our non-GAAP measures to the related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures.
We define and calculate our non-GAAP financial measures as follows:
•EBITDA: Net (loss) income plus income tax expense (benefit), plus interest expense, net, and plus depreciation and amortization.
•Adjusted EBITDA: EBITDA further adjusted to exclude the change in fair value of embedded derivative liabilities, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus restructuring expenses, plus foreign exchange (gain) loss, plus gain on debt extinguishment or debt forgiveness, plus certain transaction costs, plus certain other expense, net. These adjustments also include certain costs and transaction related items that are not reflective of the underlying operating performance of the Company.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
The following table presents the reconciliation of our EBITDA and Adjusted EBITDA to our net loss, the most directly comparable GAAP measure, for the annual periods indicated:

	Three Months Ended March 31,
(in thousands USD)	2022	2021
Net loss	$(6,298)	$(3,835)
Income tax expense	251	(608)
Interest expense, net	3,308	4,305
Depreciation and amortization	1,754	1,774
EBITDA	(985)	1,636
Change in fair value of embedded derivative liability	—	(1,410)
Change in fair value of warrant liability	478	—
Equity-based compensation expense	518	12
Restructuring expenses	753	10
Foreign exchange (gain) loss	(252)	1,336
Gain on debt extinguishment	(144)	(63)
Transaction costs	9	328
Other expense, net	676	78
Adjusted EBITDA	$1,053	$1,927